Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units Of

CPG JPMORGAN ALTERNATIVE STRATEGIES FUND, LLC

Tendered Pursuant to the Offer to Purchase

Dated December 22, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY GEMINI FUND SERVICES, LLC
EITHER BY MAIL OR BY FAX BY THE END OF THE DAY
ON MONDAY, JANUARY 23, 2012, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

CPG JPMorgan Alternative Strategies Fund, LLC
c/o Gemini Fund Services, LLC
4020 S. 147th Street, Suite 2
Omaha, Nebraska 68137

Attn:  Tender Offer Administrator

Fax:            (402) 963-9094

For additional information:
Phone:  (212) 317-9200

To assure good delivery, please send this Notice of Withdrawal to Gemini Fund Services, LLC and not to your broker or dealer or financial advisor.

You are responsible for confirming that this Notice is received by Gemini Fund
Services, LLC.  To assure good delivery, please send this page to Gemini Fund
Services, LLC and not to your broker or dealer or financial advisor.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

CPG JPMORGAN ALTERNATIVE STRATEGIES FUND, LLC
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name and Title of Co-Signatory: